Exhibit 3.56

FILED OCT 31 2002 SECRETARY OF COMMONWEALTH CORPORATIONS DIVISION

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CYTYC LIMITED PARTNERSHIP

Pursuant to the provisions of the Massachusetts Uniform Limited Partnership Act (the “Act”), the undersigned has duly executed this Certificate of Limited Partnership for the purpose of creating a limited partnership to be known as “Cytyc Limited Partnership”:

1. Name of Partnership. The name of the limited partnership hereby created is Cytyc Limited Partnership (the “Partnership”).

2. Business of Partnership. The general character of the business of the Partnership is to purchase, own, develop, improve, maintain, market, promote, publicize, distribute, sell, dispose of and otherwise deal with consumer products manufactured or otherwise acquired by Cytyc Corporation and its affiliates, and to conduct all activities related or incidental thereto or necessary, convenient, or appropriate in connection therewith as the General Partner may determine.

3. Office of the Partnership. The address of the Partnership required to be maintained in the Commonwealth of Massachusetts is 85 Swanson Road, Boxborough, MA 01719.

4. Agent for Service of Process. The name and address of the Partnership’s agent for service of process in Massachusetts is Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719.

5. General Partner’s Name and Business Address. The name and business address of the general partner of the Partnership are as follows:

Cytyc Corporation

85 Swanson Road

Boxborough, MA 01719

6. Date of Dissolution of the Partnership. The latest date on which the Partnership is to dissolve is December 31, 2052.

IN WITNESS WHEREOF, the undersigned, being the general partner of the Partnership, has duly executed this Certificate of Limited Partnership as of October 30, 2002.

CYTYC CORPORATION

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF LIMITED PARTNERSHIP
OF CYTYC LIMITED PARTNERSHIP

FILED

OCT 31 2007

SECRETARY OF THE COMMONWEALTH

CORPORATIONS DIVISION

To the Secretary of State

Commonwealth of Massachusetts

It is hereby certified on behalf of the limited partnership named below (the “Limited Partnership”) that:

1. The name of the Limited Partnership is Cytyc Limited Partnership.

2. The date of filing of the Certificate of Limited Partnership was October 31, 2002.

3. The amendments to the Certificate of Limited Partnership effected by this certificate of amendment are as follows:

Paragraph 1 of the Certificate of Limited Partnership is hereby amended to read as follows:

“1.	Name of Partnership. The name of the Partnership is Hologic Limited Partnership.”

Paragraph 3 of the Certificate of Limited Partnership is hereby amended to read as follows:

“3.	Office of the Partnership. The address of the Partnership required to be maintained in the Commonwealth of Massachusetts is 250 Campus Drive, Marlborough, Massachusetts, 01752.”

Paragraph 4 of the Certificate of Limited Partnership is hereby amended to read as follows:

“4.	Agent for Service of Process. The name and address of the Partnership’s agent for service of process in Massachusetts are Cytyc Corporation, 250 Campus Drive, Marlborough, Massachusetts, 01752.”

Paragraph 5 of the Certificate of Limited Partnership is hereby amended to read as follows:

“5.	General Partner’s Name and Business Address. The name and business address of the general partner of the Partnership are as follows: Cytyc Corporation, 250 Campus Drive, Marlborough, Massachusetts, 01752.”

IN WITNESS WHEREOF, the undersigned, being the general partner of the Limited Partnership, has duly executed this Amendment to the Certificate of Limited Partnership as of October 25, 2007.

CYTYC CORPORATION

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	EXECUTIVE VICE PRESIDENT